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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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LOJACK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 19, 2005

You are hereby notified that the annual meeting of shareholders of LoJack Corporation (the “Company”) will be held on the 19th day of May 2005 at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the “Meeting”), for the following purposes:

1.	To consider and act upon a proposal to fix the number of directors of the Company at nine (9) and to elect nine (9) directors for the ensuing year.

2.	To consider and act upon a proposal to amend the Company’s Articles of Organization to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.

3.	To consider and act upon a proposal to amend the Company’s Bylaws to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.

4.	To consider and act upon a proposal to amend the LoJack Corporation 2003 Stock Incentive Plan to prohibit repricing of options without shareholder approval.

5.	To consider and act upon a proposal to amend the LoJack Corporation 2003 Stock Incentive Plan to eliminate provisions of the plan which would permit the Company to make loans to employees for the exercise of options.

6.	To amend the Company’s Articles of Organization to eliminate the Series A Preferred Stock and all references as to its rights and privileges and to restore the 1,216,500 shares previously designated as Series A Preferred Stock to the status of authorized, undesignated Preferred Stock.

7.	To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for 2005.

8.	To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 11, 2005, as the record date for the Meeting. Only shareholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

THOMAS A. WOOTERS, Clerk

April 14, 2005

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

CANADIAN RESIDENTS: If you hold Exchangeable Shares and you wish to direct the Trustee to cast the votes represented by your Exchangeable Shares attached to the Special Voting Preferred Stock, you should follow carefully the instructions provided by the Trustee, which accompany this proxy statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instruction and the manner of revoking the instruction.

LOJACK CORPORATION
Executive Offices
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are being mailed by LoJack Corporation (“the Company”) to the holders of record of the Company’s outstanding shares of common stock, $.01 par value (“Common Stock”), commencing on or about April 14, 2005. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the annual meeting of shareholders of the Company to be held on the 19th day of May 2005 at 10:00 am at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the “Meeting”) and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telefax, telex, in person or otherwise, without additional compensation.

The Company has Special Voting Preferred Stock outstanding. Certain Canadian shareholders of Boomerang Tracking, Inc. received Exchangeable Shares in ExchangeCo Canada Inc., a wholly owned subsidiary of the Company, which are exchangeable on a one for one basis for Common Stock, and which can direct the voting of the special preferred stock. The Special Voting Preferred Stock has a number of votes equal to the outstanding number of Exchangeable Shares on the record date. This proxy statement and the accompanying instructions for voting also are being mailed to the holders of record of the Company’s outstanding Exchangeable Shares commencing on or about April 14, 2005.

Only shareholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 11, 2005, as the record date for the Meeting. On March 11, 2005, there were issued and outstanding 16,740,063 shares of Common Stock and 804,719 Exchangeable Shares with the right to direct the 804,719 votes of the Special Voting Preferred Stock. Each share of Common Stock is entitled to one vote per share and each Exchangeable Share is entitled to direct the casting of one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of shareholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of the amendments to the Articles of Organization and Bylaws and the amendments to the LoJack Corporation 2003 Stock Incentive Plan, or any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented by valid proxies which the Company receives and all Exchangeable Shares as to which the Company receives voting instructions prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and will be voted as specified in the proxies or voting instructions. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld will have no effect on the election of directors. With regard to each of the approval of the amendments to the Articles of Organization, and Bylaws, the amendments to the LoJack Corporation 2003 Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company, votes may be cast in favor, cast against, cast as an abstention or left blank. Votes that are cast as an abstention will have no effect on approval of the Articles of Organization and bylaw amendments, the amendments to the LoJack Corporation 2003 Stock Incentive Plan or the ratification of Deloitte & Touche LLP as auditors. Votes that are left blank will be voted FOR the approval of the Articles of Organization and Bylaw amendments, FOR the amendments to the

LoJack Corporation 2003 Stock Incentive Plan and FOR the ratification of Deloitte & Touche LLP as auditors. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Proxies that are returned which are left blank or for which a vote is withheld will also be counted as present for purposes of determining a quorum. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will not be treated as voted shares and, accordingly, will have no effect on the election of directors, the proposals to approve the Articles of Organization and bylaw amendments, the amendments to the LoJack Corporation 2003 Stock Incentive Plan, the ratification of the appointment of Deloitte & Touche LLP as auditors or any other proposal which requires the affirmative vote of a majority of the votes properly cast at the Meeting.

When a proxy or voting instructions is returned, prior to the date of, or at, the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the shareholder’s instructions indicated on the proxy or voting instructions. Each shareholder is urged to specify the shareholder’s choices on the enclosed proxy or voting instructions. Sending in a proxy or voting instructions will not affect a shareholder’s right to attend the Meeting and vote in person. A proxy or voting instruction may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy or voting instructions bearing a later date or by voting in person by ballot at the Meeting. A shareholder’s attendance at the Meeting will not by itself revoke a proxy.

The Company’s website address is included several times in this proxy statement as a textual reference only and the information in the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board has proposed that the number of directors of the Company be fixed at nine (9) and nine (9) directors be elected to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. It is intended that the proxies and voting instructions solicited by the Board will be voted in favor of the nine (9) nominees named below, unless otherwise specified on the proxy. Effective February 1, 2005 the Board of Directors increased the size of the Board from eight (8) to nine (9) members, and elected Richard T. Riley, President of the Company, to fill the resulting vacancy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

Meetings of the Board and Committees

The Board met nine times and acted once by written consent during the fiscal year ended December 31, 2004. The Board has standing Audit, Compensation and Nominating/Corporate Governance Committees. During the fiscal year ended December 31, 2004, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of each committee on which he or she served during the period that he or she served on such committee. The following members of the Board have been determined by the Board to be independent under applicable Nasdaq listing standards: John H. MacKinnon, Robert J. Murray, Larry C. Renfro, Robert L. Rewey, Harvey Rosenthal and Lee T. Sprague.

The Compensation Committee consists of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey. The Compensation Committee reviews the Company’s compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Compensation Committee met five times during the fiscal year ended December 31, 2004.

The Audit Committee consists of John H. MacKinnon (Chairperson), Larry C. Renfro and Harvey Rosenthal. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Audit Committee appoints and confers with the Company’s independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants, and meets with such independent accountants and with the Company’s financial personnel to review the adequacy of the Company’s accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at the Company’s website at www.lojack.com under the heading “Investors.” The Board has determined that John H. MacKinnon is an “audit committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee held ten meetings and acted once by consent during the fiscal year ended December 31, 2004.

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), John H. MacKinnon, Robert J. Murray and Lee T. Sprague, who are “independent” under applicable Nasdaq listing standards and under the Nominating/Corporate Governance Committee’s charter. The primary objectives of the Nominating/Corporate Governance Committee are to assist the Board by: (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s shareholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors (as that term is defined by applicable SEC and Nasdaq rules and regulations); (iv) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company; and (v) performing other tasks such as studying the size, committee structure or meeting frequency of the Board. The Board has adopted a charter for the Nominating/Corporate Governance Committee which is available at the Company’s website at www.lojack.com under the heading “Investors.” The Nominating/Corporate Governance Committee met twice in 2004.

The Nominating/Corporate Governance Committee seeks individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommends director nominees for selection by the Board for nomination to fill expiring terms of directors at each annual meeting of shareholders. The Nominating/Corporate Governance Committee also considers candidates for nominees as directors of the Company who are recommended by shareholders entitled to do so under the Company’s Bylaws.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/Corporate Governance Committee will initiate a search process and informally keep the Board apprised of progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by shareholders. The initial candidate or candidates, including anyone recommended by a shareholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board will then be reviewed and evaluated by the Nominating/Corporate Governance Committee; the evaluation process for candidates recommended by shareholders is not different from candidates recommended by any other source.

To be considered by the Nominating/Corporate Governance Committee a shareholder recommendation for a nominee must be made by written notice to the Chair of the Committee and the Clerk of the Company, containing, at a minimum, the name, appropriate biographical information and qualification of the nominee. In considering shareholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable shareholder or shareholders.

In considering candidates to serve as directors, the Nominating/Corporate Governance Committee seeks individuals who have qualities which the Nominating/Corporate Governance Committee believes will be effective in serving the Company’s best interests. Generally, selection criteria will include the candidate’s character, judgment and experience, including technical expertise, industry experience and familiarity with national, international and competitive issues facing the Company.

In 2004, the Company did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The Company did not receive any shareholder recommendations or nominations for the

Board for election at the Meeting, except the nominations made by the Board which includes members who are shareholders. All of the nominees for election at the Meeting are current members of the Board.

The Company’s policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held immediately following the annual meeting. All Board members attended last year’s annual meeting.

Compensation of Directors

Each non-employee director of the Company who attends a minimum of four Board meetings in a year is entitled to an annual stipend of $20,000, payable one-half in cash and one half in restricted stock. Directors also receive stock options, as described below, as well as $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended. Robert J. Murray has been designated as the lead director to chair and lead meetings limited to independent directors. The Lead Director and the Chairman of the Audit Committee each receive an annual stipend of $5,000. The Chairmen of the Nominating/Governance Committee and of the Compensation Committee each receive an annual stipend of $3,000. Directors are reimbursed for reasonable out of pocket travel, hotel and incidental expenses for each Board meeting attended.

Non-employee directors are eligible to receive options (“Non-Employee Director Options”) under the Company’s 2003 Stock Incentive Plan. Non-Employee Director Options are nonqualified stock options. The exercise price of shares subject to Non-Employee Director Options is equal to the fair market value of the shares of Common Stock on the date of the grant. Non-Employee Director Options have a term of ten years and become exercisable in two equal annual installments beginning on the date of the next annual meeting of shareholders following the date of grant, subject to becoming immediately and fully exercisable upon the occurrence of certain change in control events or as otherwise provided by the terms of the 2003 Stock Incentive Plan.

Pursuant to the 2003 Stock Incentive Plan, on the third business day following an annual meeting of shareholders, each eligible non-employee director elected or re-elected at such meeting receives Non-Employee Director Options to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at the annual meeting of shareholders is granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of shareholders. Pursuant to the 2003 Stock Incentive Plan, a Non-Employee Director Option to purchase 5,000 shares of Common Stock was granted to each non-employee director elected or re-elected at the annual meeting of shareholders held on May 20, 2004, at an exercise price of $7.98 per share, the fair market value of the shares on the date of grant.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Ronald J. Rossi	65
Mr. Rossi is Chairman of the Board. He joined the Company in November 2000 as Chief Executive Officer became a director and was elected Chairman of the Board effective March 1, 2001. He retired as Chief Executive Officer in February 2005. Prior to joining the Company, Mr. Rossi spent 35 years with The Gillette Company, progressing through a variety of management positions in sales, marketing, and general management in the United States, Canada and Puerto Rico. Mr. Rossi served as President of Oral-B Worldwide, a subsidiary of The Gillette Company, from 1998 to 2000. From 1988 to 1998 he was President of Gillette North America; previous positions include President of Gillette Canada and President of Braun/Canada and chairman of the Canadian Cosmetic and Toiletry Fragrance Association in 1987. He also served on the Executive Board of the Massachusetts Bay Red Cross from 1993 to 1998 and the Board of the New England Sports Museum from 1993 to 1998. Mr. Rossi has been a member of the board of Mentor Corporation since January 2000 and of UST, Inc. since June 2004.

Name	Age	Present Principal Employer and Prior Business Experience
Joseph F. Abely	52
Mr. Abely became Chief Executive Officer of the Company in February 2005. He joined the Company in October 1988 as Senior Vice President and Chief Financial Officer and was named President and Chief Operating Officer in January 1996. He became a director in November 2000. Mr. Abely joined the accounting firm of Deloitte Haskins & Sells in 1976 and served as a partner from 1985 until October 1988. Mr. Abely is a Certified Public Accountant. Mr. Abely serves as a member of the Board of Carroll Center for the Blind, Inc., a non-profit organization.

Lee T. Sprague	64
Mrs. Sprague has served as a director of the Company since 1981. Mrs. Sprague has been a private investor for more than ten years. Mrs. Sprague is on the Board of Managers of Vincent Memorial Hospital, is the President of the Prouts Neck Association and also is a board member of various private, educational and charitable institutions.

Robert J. Murray	63
Mr. Murray has served as a director of the Company since 1992. Mr. Murray was Chairman of the Board of New England Business Service, Inc. from December 1995 until June 2004. Mr. Murray also served as Chief Executive Officer of New England Business Services, Inc. from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a subsidiary of The Gillette Company headquartered in Germany. He has held a variety of other management positions at The Gillette Company since 1961. Mr. Murray also serves on the Boards of Directors of Allmerica Financial Corporation, Tupperware Corporation, IDEXX Laboratories, Inc. and Delhaize Group, an international Belgian food retailer.

Larry C. Renfro	51
Mr. Renfro has served as a director of the Company since 1993. Mr. Renfro is currently Managing Director at Renfro & Associates, LLC. He was the Chairman and Chief Executive Officer of NewRiver, Inc. from 1999 to 2004. From 1997 to 1999, Mr. Renfro was the Chief Executive Officer of LCR Financial Group, Inc. From 1990 to 1997, Mr. Renfro held the office of Vice President, Financial Services and served as a member of the Operating Committee of Allmerica Financial Corporation. From 1989 to 1990, he was Executive Vice President of State Street Bank and Trust Company. From 1988 to 1989, he was Chairman of Boston Financial Data Services, Inc., a subsidiary of State Street Bank and Trust Company.

Harvey Rosenthal	62
Mr. Rosenthal has served as a director of the Company since 1997 and Chairperson of the Compensation Committee since 2002. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Boards of Trustees of EQ Advisors Trust and of the Dana-Farber Cancer Institute and is an Overseer of the WGBH Educational Foundation.

Name	Age	Present Principal Employer and Prior Business Experience
John H. MacKinnon	64
Mr. MacKinnon has served as a director of the Company and Chairman of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of Community Service Stations, Inc., Long Trail Brewing Company, BioSphere Medical, Inc., National Datacomputer, Inc. and Technical Manufacturing Corporation. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Boards of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.

Robert L. Rewey	66
Mr. Rewey has served as a director of the Company since 2002 and Chairperson of the Nominating Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Boards of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., and is active in business and community affairs.

Richard T. Riley	48
Mr. Riley has served as President and Chief Operating Officer and member of the Board of Directors of the Company since February 2005. Immediately prior to joining the Company, Mr. Riley served as an officer of New England Business Service, Inc. from 1997 to 2004 and as a director of that company from 2002 to 2004. He served as President and Chief Operating Officer from 2002 to 2003 and as President and Chief Executive Officer in 2004. Prior to that, he served as a Senior Vice President 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001, and as President of Rapidforms (acquired by New England Business Services, Inc. in 1997) from 1992 to 2000. He serves as a member of the boards of VistaPrint USA Incorporated, a printing and graphic arts business, and Micro-Coax, Inc, a manufacturer of microwave and cable products, both of which are privately held companies.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The approval of a plurality of the votes properly cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — TO AMEND THE ARTICLES OF ORGANIZATION OF THE
COMPANY TO PERMIT ACTIONS TO BE TAKEN BY THE SHAREHOLDERS
BY LESS THAN UNANIMOUS WRITTEN CONSENT.

The Board has proposed that the Articles of Organization of the Company be amended to permit actions to be taken by the shareholders by less than unanimous written consent, without a meeting, provided that they are taken by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

A unanimity requirement effectively prohibits shareholder action by consent in a public company. Massachusetts law formerly required that shareholder action by consent without a meeting be unanimous. A new business corporation law permits action to be taken by the same percentage of shareholders as the percentage required to take action voting at a meeting. The proposed amendments to the Articles of Organization implement the change in the law, giving greater flexibility to shareholders in expressing their views.

The Board of Directors has determined that the amendment of the Company’s Articles of Organization should be implemented by adding new Article VI.F. The proposed amendment to the Company’s Articles of Organization is attached to this proxy statement as Appendix A.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the amendment to the Articles of Organization of the Company by adding new Article VI.F.

The Board recommends a vote FOR the proposal to amend the Articles of Organization of the Company by adding new Article VI.F.

PROPOSAL NO. 3 — TO AMEND LOJACK CORPORATION’S BYLAWS TO INCLUDE A
PROVISION FOR SHAREHOLDER ACTION WITHOUT A MEETING
BY LESS THAN UNANIMOUS WRITTEN CONSENT.

The Board has proposed that LoJack Corporation’s Bylaws be amended to permit actions to be taken by the shareholders by less than unanimous written consent, without a meeting, provided that they are taken by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

A unanimity requirement effectively prohibits shareholder action by consent in a public company. Massachusetts law formerly required that shareholder action by consent without a meeting be unanimous. A new business corporation law permits action to be taken by the same percentage of shareholders as the percentage required to take action voting at a meeting. The proposed amendments to the ByLaws implement the change in the law, giving greater flexibility to shareholders in expressing their views.

The Board of Directors has determined that the amendment to the Company’s Bylaws should be implemented by adding a new section 9 to Article I. The proposed amendment to the Company’s Bylaws is attached to this proxy statement as Appendix B.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the Amendment to Article I, Section 9 of the Bylaws of the Company.

The Board recommends a vote FOR the proposal to amend Article I, Section 9 of the Bylaws of the Company.

PROPOSAL NO. 4 — TO AMEND THE LOJACK CORPORATION 2003 STOCK INCENTIVE PLAN
TO PROHIBIT REPRICING OF OPTIONS WITHOUT SHAREHOLDER APPROVAL.

The Board has proposed that the LoJack Corporation 2003 Stock Incentive Plan be amended to prohibit repricing of options without shareholder approval.

Many commentators on matters of corporate governance believe that repricing of options in the event of a decline in share price dilutes the goal of aligning management and shareholder interests. The Company never has repriced options and has no intention of doing so in the future without shareholder consent. The Board of Directors has determined that Section 5(b) of the LoJack Corporation 2003 Stock Incentive Plan should be amended to explicitly prohibit option repricing without shareholder approval. The proposed amendment to Section 5(b) of the LoJack Corporation 2003 Stock Incentive Plan is attached to this proxy statement as Appendix C.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the amendment to Section 5(b) of the LoJack Corporation 2003 Stock Incentive Plan.

The Board recommends a vote FOR the proposal to amend Section 5(b) of the LoJack Corporation 2003 Stock Incentive Plan.

PROPOSAL NO. 5 — TO AMEND THE LOJACK CORPORATION 2003 STOCK INCENTIVE PLAN
TO ELIMINATE PROVISIONS OF THE PLAN WHICH PERMIT THE COMPANY TO
MAKE LOANS TO EMPLOYEES FOR THE EXERCISE OF OPTIONS.

The Board has proposed that the LoJack Corporation 2003 Stock Incentive Plan be amended to eliminate provisions of the plan which permit the Company to make loans to employees for the exercise of options.

In some instances loans to option holders would violate the provisions of the Sarbanes-Oxley Act of 2002. The Company never has made loans to option holders for the purpose of exercising options and has no intention of doing so in the future. To clarify the matter, the Board of Directors has determined that Section 8 of the LoJack Corporation 2003 Stock Incentive Plan should be amended to delete the authority to make loans to facilitate option exercise. The proposed amendment to Section 8 of the LoJack Corporation 2003 Stock Incentive Plan is attached to this proxy statement as Appendix D.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the amendment to the LoJack Corporation 2003 Stock Incentive Plan.

The Board recommends a vote FOR the proposal to amend Section 8 of the LoJack Corporation 2003 Stock Incentive Plan.

PROPOSAL NO. 6 — TO AMEND THE COMPANY’S ARTICLES OF ORGANIZATION
TO ELIMINATE SERIES A PREFERRED STOCK AND ALL REFERENCES AS TO
ITS RIGHTS AND PRIVILEGES AND TO RESTORE THE 1,216,500 SHARES
PREVIOUSLY DESIGNATED AS SERIES A PREFERRED STOCK TO
THE STATUS OF AUTHORIZED, UNDESIGNATED PREFERRED STOCK.

The Board has proposed to amend the Company’s Articles of Organization to eliminate Series A Preferred Stock by deleting Schedule 4A and all references as to Series A Preferred Stock and its rights and privileges with the effect of restoring the 1,216,500 shares previously designated as Series A Preferred Stock to the status of authorized, undesignated Preferred stock. The Series A Preferred Stock was created for a specific financing transaction, and has been redeemed. The Board has voted not to issue any shares of Series A Preferred Stock in the future. Retaining these provisions in the Articles of Organization is pure surplussage.

Deleting the provision will make the shares available for future designation of rights and privileges in connection with future issuance, and will eliminate the need to describe the Series A Preferred Stock and its rights and privileges in future reports, filings and disclosure documents.

Required Vote

The approval of a majority of the votes properly cast is required to approve the adoption of the amendment to the Section 4 of the Company’s Articles of Organization.

The Board recommends a vote FOR the proposal to eliminate the Series A Preferred Stock and to restore the 1,216,500 shares previously designated as Series A Preferred Stock to the status of undesignated preferred stock.

PROPOSAL NO. 7 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board has unanimously appointed and, although shareholder approval is not legally required, has voted to recommend that shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2005. In the event the shareholders do not ratify the appointment, the Company anticipates that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of auditors for 2006. A representative of Deloitte & Touche LLP plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as independent auditors.

The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2005.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary as of December 31, 2004, of shares of Common Stock reserved for issuance pursuant to all of the Company’s equity compensation plans (the LoJack Corporation 2003 Stock Incentive Plan and the LoJack Corporation Employee Stock Purchase Plan).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,729,989	$10.22	1,002,062
Equity compensation plans not approved by security holders (None)	—	—	—
Total	2,729,989	$10.22	1,002,066

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and notes present the compensation earned in each of the three prior fiscal years by (i) all individuals serving as the Company’s Chief Executive Officer or in a similar capacity during the fiscal year ended December 31, 2004 and (ii) the Company’s other four most highly compensated executive officers during the fiscal year ended December 31, 2004 (the “Named Executive Officers”).

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Other Annual Compensation		Securities Underlying Options(1)	Restricted Stock Awards(4)	All Other Compensation(3)
Ronald J. Rossi	12/31/04	$356,731	$225,750	$60,697	(2)	40,000	$113,400	$8,025
Chairman (CEO through	12/31/03	350,000	162,750	54,540	(2)	100,000	—	7,820
January 31, 2005)	12/31/02	300,000	23,000	56,074	(2)	0	—	9,586

Joseph F. Abely	12/31/04	299,849	193,500	—		28,000	79,380	28,553
Chief Executive Officer	12/31/03	275,113	129,694	—		70,000	—	29,475
(President through January 31, 2005)	12/31/02	264,654	17,000	—		60,000	—	19,647

William R. Duvall	12/31/04	241,144	134,375	—		15,000	42,525	19,749
Executive Vice	12/31/03	219,277	86,463	—		40,000	—	16,368
President	12/31/02	211,723	14,000	—		40,000	—	19,786

Thomas A. Wooters	12/31/04	239,519	123,669	—		—	—	4,316
Executive Vice President	12/31/03	13,558	—	—		90,000 (4)	—	—
and General Counsel

Donna M. Driscoll	12/31/04	208,420	108,107	—		10,000	28,350	9,577
Vice President	12/31/03	197,298	77,279	—		30,000	—	9,345
	12/31/02	186,038	13,000	—		30,000	—	9,559

(1)	These options are non-qualified options issued under the LoJack Corporation 2003 Stock Incentive Plan or the predecessor Restated and Amended Stock Incentive Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.

(2)	Includes a monthly housing allowance of $3,750 and the fair market value of the use of a Company automobile, which was $11,930 in 2004, $9,540 in 2003 and $15,844 in 2002. The amount reimbursed to Mr. Rossi for his automobile for each year was discounted for personal use of the vehicle.

(3)	Includes the Company’s match of the executive officer’s contribution to the Company’s 401(k) plan, and, to the extent applicable, separate disability policy premiums and the portion of family medical insurance premiums otherwise payable by the executive officer.

(4)	An aggregate of 32,550 shares which vest three years after the date of award.

Option Grants in the Fiscal Year

The following table shows all options granted to each of the Named Executive Officer’s during the fiscal year ended December 31, 2004 and the potential realizable value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future appreciation, if any, in the Company’s stock price. The Company did not use an alternative present value formula permitted by SEC rules because the Company is not aware of such a formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

	Option Grants in Last Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name of Executive Officer	Number of Securities Underlying Options Granted(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(3)	Expiration Date	5%	10%
Ronald J. Rossi	40,000	13.9%	$8.10	03/03/2014	$203,762	$516,373
Joseph F. Abely	28,000	9.7%	$8.10	03/03/2014	142,633	361,461
William R. Duvall	15,000	5.2%	$8.10	03/03/2014	76,411	193,640
Thomas A. Wooters	—	—
Donna M. Driscoll	10,000	3.5%	$8.10	03/03/2014	50,940	129,093

(1)	All options granted are Senior Management Options, as defined in the Restated and Amended Stock Incentive Plan.

(2)	These options are non-qualified options issued under the LoJack Corporation 2003 Stock Incentive Plan or the predecessor Restated and Amended Stock Incentive Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.

(3)	The exercise price per share is the fair market value of the underlying shares of Common Stock on the date of grant.

(4)	The values shown are based on the fair market value of the shares of Common Stock on the date of grant as adjusted to reflect the indicated assumed annual rates of appreciation, compounded annually, less the exercise price of the underlying shares, multiplied by the number of shares underlying the grant at December 31, 2004. Actual gains realized, if any, on Senior Management Option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in the Fiscal year ended December 31, 2004 and Option Values at
December 31, 2004

The following table sets forth information with respect to the Named Executive Officers concerning option exercises in the fiscal year ended December 31, 2004 and the value of options held as of the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal year and FY End Option Value

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)
Name of Executive Officer	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald J. Rossi	—	—	275,000	115,000	$1,381,525	$674,175
Joseph F. Abely	92,825	164,676	248,425	126,750	895,600	772,486
William R. Duvall	70,000	125,688	193,000	75,000	650,838	459,255
Thomas A. Wooters	—	—	45,000	45,000	150,750	150,750
Donna M. Driscoll	20,000	84,729	—	52,500	—	327,823

(1)	Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise, less the exercise price of the shares, times the number of shares acquired, without deducting taxes or commissions paid by the executive officer.

(2)	Value of exercisable and unexerciseable options equals the fair market value of the shares of Common Stock underlying in-the-money options on December 31, 2004 which was $12.09 per share, less the exercise price of the shares, times the number of shares underlying the options outstanding on December 31, 2004.

Deferred Compensation Plan

Beginning in 2005, officers of the Company, including the Named Executive Officers, may defer up to twenty-one percent (21%) of compensation, until termination of employment with the Company, death, disability or retirement. At retirement, a participant may elect distribution in a lump sum or in installments. The Company will match participants contributions up to a maximum of 6% of compensation at a rate of 50% for participants with less than five years of service, and 100% for participants with five years or more of service. Matching contributions cliff vest after three years.

Each participating officer may request that the deferred amounts be allocated among several available investment options established and offered by the Company, subject to approval by the Company’s retirement committee. These investment options are tied to market rates of return and are not subsidized by the Company. The benefit payable under the plan at any time to a participant following termination of employment is equal to the applicable deferred amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts. The amount of compensation in any given fiscal year that is deferred by each Named Executive Officer is included in the summary compensation table under the column headings “salary” or “bonus”, as appropriate.

The Company has established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, the Company will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to the Company’s creditors if the Company becomes insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, the Company remains obligated to pay any deficiency.

Senior Management Bonus Plan

        Bonuses for senior executives are based on meeting or exceeding individual goals and corporate revenue and profit targets. Bonuses based on achieving targets range from 20% of base pay to 60% of base pay for the most senior executives. Bonuses for the CEO and COO are based entirely on revenue and profit targets. For other participants, 10% to 30% of the bonus will be based on achievement of individual goals, with the balance equally divided between corporate revenue and profit goals achievement. Bonuses are generally paid in the first part of March of the following year.

Change in Control Arrangements

The Company has entered into agreements with each of Joseph Abely, Richard T. Riley, William Duvall, Keith Farris, Thomas A. Wooters, Donna M. Driscoll, Kevin Mullins and Keith Maffiore providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the Company’s outstanding securities normally having the right to vote at elections of directors of the Company. If a tender offer or exchange offer is made for 35% or more of such stock, the executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement continues in effect until July 31, 2006, except that Mr. Riley’s agreement expires January 31, 2008 and Mr. Maffiore’s agreement expires February 28, 2008; provided, however, that such agreements continue in effect for a period of 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and the executive officer may terminate the executive officer’s employment at any time. Each change in control agreement terminates if either party terminates the executive officer’s employment before a change in control occurs.

With respect to Mr. Abely and Mr. Riley, if, within 24 months after a change in control of the Company, the officer’s employment is terminated (1) by the Company other than for disability or retirement or (2) by the officer, for any reason, the Company has agreed to pay the officer in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of his average base salary during the period consisting of the five most recent calendar years ending on or before the date of the change in control, plus the highest actual bonus paid for any such year. The Company has also agreed to provide the officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must provide him with 90 days’ advance notice of termination unless such termination is for cause. With respect to the other officers named above, if, within 24 months after a change in control of the Company, such officer’s employment is terminated (1) by the Company other than for cause, disability or retirement or (2) by the officer for good reason, the Company has agreed to pay the executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times (0.5 times in the case of Mr. Maffiore) the sum of the executive officer’s average base salary during the period consisting of the five most recent calendar years ending on or before the date of the change in control, plus the highest actual bonus paid for any such year. The Company has also agreed to provide the officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must give 90 days’ advance notice of termination to the executive officer unless such termination is for cause or disability.

Employment Agreement with Ronald J. Rossi

Mr. Rossi’s agreement to serve as Chief Executive Officer was amended, without change in his annual base salary of $350,000, to extend its term for one month to January 31, 2005, at which time he retired as Chief Executive Officer. Under the amended agreement, he will receive a monthly housing allowance and has been provided with the use of a Company automobile through May 31, 2005, and he will be paid compensation at the annual rate of $125,000 through May 31, 2006. He continues in office as a director and as Chairman of the Board.

Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in the ownership or operation of any activity which competes directly with the business of the Company or its subsidiaries.

Stock Performance Graph

The following line graph compares the yearly percentage change in the cumulative shareholder return on the Company’s Common Stock to the Nasdaq Market Index and a Company-selected peer group index over the five-year period beginning December 31, 1999 and ending December 31, 2004. Cumulative shareholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.

The Company’s peer group index consists of Alanco Technologies, Inc., AudioVox Corporation, AtRoad, Inc., Garmin Ltd., I.D. Systems, Inc., Numerex Corporation, Qualcomm, Inc., and Trimble Navigation Ltd. The Company selects its peers based on products and markets similar to the Company’s. The Company notes that in the past 12 months the number of companies developing and marketing wireless communications products that have security applications or are used directly in vehicles has expanded significantly. In order to reflect such a trend, the Company’s peer group will change from time to time.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the stock performance graph above shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act or under the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. MacKinnon (Chairperson), Renfro and Rosenthal, who are independent directors, as independence for audit committee members is defined by Nasdaq, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2004. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as it may be modified or supplemented.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company’s internal controls, and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2004 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)
Larry C. Renfro
Harvey Rosenthal

AUDITORS

Audit Fees

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), to the Company in the last two fiscal years were as follows:

	2004	2003
Audit Fees	$484,000	$201,000
Audit-Related Fees	300,000	46,000
Tax Fees	150,000	189,000
All Other Fees	—	—
Total Fees	$934,000	$436,000

Audit fees.    These fees comprise professional services rendered in connection with the audit of the Company’s consolidated financial statements for its annual report on Form 10-K and the review of the Company’s quarterly consolidated financial statements for its quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include consents for other SEC filings.

Audit-related fees.    These fees comprise professional services rendered in connection with (i) audits of employee benefit plans, (ii) due diligence associated with the Company’s acquisition of Boomerang, (iii) financial accounting and reporting consultations and (iv) Sarbanes-Oxley Act, Section 404 advisory services.

Tax Fees.    Fees for tax services consisted of tax compliance and tax consultations.

Fees for tax compliance services totaled $134,000 and $106,000 in 2003 and 2004, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of (i) federal, state and local income tax return assistance, (ii) sales and use, property and other tax return assistance, and (iii) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $55,000 and $44,000 in 2003 and 2004, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to (i) structuring acquisitions and investments (ii) certain internal legal restructuring actions and other intra-group restructuring actions, and (iii) other miscellaneous consultations.

Services Provided by Deloitte & Touche

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditor. The Board also recognizes that the independent auditor possesses a unique knowledge of the Company, and can provide necessary and valuable services to the Company in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by the Company when retaining the independent auditor to perform audit and non-audit services. Under the policy, all services provided by the independent auditor, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditor’s independence. Pre-approved fee levels for all services to be provided by the independent auditor are also established by the Audit Committee and any proposed services exceeding these levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent auditor to management.

Since May 6, 2003, the date when SEC rules relating to approval of services by auditors became effective, all services for which the Company engaged the auditors were pre-approved by the Audit Committee. The total fees paid to Deloitte & Touche for services are set forth in the table above.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey, all of whom are independent directors. The Compensation Committee is responsible for reviewing the Company’s compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

The Compensation Committee believes that leadership and motivation of the Company’s employees is critical to the continued success of the Company. In support of this philosophy, the Compensation Committee structures its compensation programs to achieve the following objectives:

•	offer compensation opportunities that attract and retain exceptionally talented individuals;

•	motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company; and

•	link a significant portion of an executive’s total compensation to the annual and long term financial performance of the Company as well as to the creation of shareholder value to encourage and motivate executives to manage from the perspective of persons with ownership interests in the Company.

Each year the Compensation Committee conducts a full review of the Company’s executive compensation program. Based upon its deliberations, the Compensation Committee believes that the Company’s executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company’s management. The Compensation Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company’s executive compensation programs.

The Compensation Committee recently reviewed the performance standards by which it determines annual bonus awards. For 2005, cash bonus awards will be based primarily on Company financial results. The Compensation Committee utilizes a formal Executive Incentive Program under which achievement of specific revenue, profit and personal objectives set early in the year are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement other than Joseph F. Abely, the Compensation Committee also takes into account the views of Mr. Abely, the Company’s Chief Executive Officer. The Compensation Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

Base Salary.    Base salary compensation is generally set by the Compensation Committee within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer’s contribution to the Company as a whole. Over the past three years, increases in base salary have generally been modest.

Annual Bonus Compensation.    The Company’s executive officers are eligible for an annual cash bonus. Early in the year, the Compensation Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels and specific revenue and profit objective goals are set for each eligible officer. During the fiscal year ended December 31, 2004, the corporate performance standards were based on growth in revenues and growth in pre-tax earnings.

Deferred Compensation.    Executive officers may elect to participate in the Company’s deferred compensation plan.

The Compensation Committee also considered individual achievements in areas such as departmental performance and leadership of special projects.

Over the past five fiscal years, the Compensation Committee has awarded cash bonuses to the Company’s executive officers. The awards for each year are generally declared and paid in the first quarter of the following year. The Compensation Committee recommended, and the Board approved, allocating $xxx for bonus compensation to the Named Executive Officers for the fiscal year ended December 31, 2004, which was paid in the first quarter of 2005.

Management Stock Ownership.    Under the LoJack Corporation 2003 Stock Incentive Plan, stock options and restricted stock may be granted to the executive officers, officers and other key employees of the Company. The Compensation Committee believes stock option and restricted stock grants provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company’s senior management. The Compensation Committee believes that it is important for the Company’s executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company’s other shareholders, and that stock options alone may not achieve that goal. The Compensation Committee awards restricted stock and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

On February 10, 2004, the Compensation Committee approved the grant of 145,000 Senior Management Options including the grant of 133,000 to the Company’s executive officers to purchase Common Stock at $8.10 per share, as follows: Ronald J. Rossi, 40,000; Joseph F. Abely, 28,000; William R. Duvall, 15,000; and Thomas M. Camp, Kevin M. Mullins, Donna M. Driscoll, Peter J. Conner and Keith Farris, 10,000 each. The Compensation Committee also approved the grant of 62,750 shares of restricted stock, including the grant of 46,550 shares of restricted stock to the Company’s executive officers as follows: Ronald J. Rossi, 14,000; Joseph F. Abely, 9,800; William R. Duvall, 5,250; and Thomas M. Camp, Kevin M. Mullins, Donna M. Driscoll, Peter J. Conner and Keith Farris, 3,500 each. The Compensation Committee considers these option and restricted stock grants reflective of the performance of executive officers during the fiscal year ended December 31, 2003, as measured by corporate and individual performance standards and consistent with the intent and purposes of the Company’s compensation philosophy. On December 15, 2004, the Compensation Committee approved the grant of 196,500 senior management options including the grant of 132,500 shares to the Company’s executive officers to purchase Common Stock at $14.17 per share, as follows: Ronald J. Rossi, 20,000; Joseph F. Abely, 35,000; William R. Duvall, 15,000; Thomas A. Wooters, 15,000; Thomas M. Camp, Kevin M. Mullins, Keith Farris, Peter J. Conner, 10,000 each and Donna Driscoll 7,500. The Compensation Committee also approved the grant of 64,650 shares of restricted stock, including the grant of 46,500 shares of restricted stock to the Company’s executive officers as follows: Ronald J. Rossi, 7,000; Joseph F. Abely, 12,500; William R. Duvall, 5,250; Thomas A. Wooters, 5,250; Kevin M. Mullins, Thomas M. Camp, Peter J. Conner and Keith Farris, 3,500 each; and Donna Driscoll 2,500. The Compensation Committee considers these option and restricted stock grants reflective of the performance of executive officers during the fiscal year ended December 31, 2004, as measured by corporate and individual performance standards and consistent with the intent and purposes of the Company’s compensation philosophy. The Compensation Committee also believes that a combination of stock options and restricted stock best aligns the interest of management with shareholders and promotes long-term executive stock ownership. Restrictions on stock grants lapse after three years. The Compensation Committee believes that three year cliff vesting promotes a longer term perspective and enhances retention of key management. Senior management options granted to executive officers decreased from 133,000 for 2003 to 132,500 for 2004. The total number of annual employee stock options granted increased from 211,975 for 2003 to 226,275 for 2004.

All grants of options and restricted stock are pursuant to the LoJack Corporation 2003 Stock Incentive Plan.

Chief Executive Officer Compensation

In determining the compensation of the Company’s Chief Executive Officer during 2004, Ronald J. Rossi, the Compensation Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the fiscal year ended December 31, 2004, as measured against the Company performance standards established by the Compensation Committee. Goals of the Board and of senior management included increasing penetration rates through the Company’s existing automobile dealer channel and markets, beginning the process of opening new domestic sales channels and introducing new products, planning managing the integration of Boomerang Tracking Inc. subsequent to its acquisition, assisting international licensees in adopting international best practices, continued reductions to domestic and international installed product costs, continuing to develop improved technology and products and reducing dependence upon a single supplier. In light of performance measured against these factors, the Board approved, based on the Compensation Committee’s recommendation, an award of 20,000 options and 7,000 shares of restricted Common Stock under the 2003 Stock Incentive Plan and a bonus of $225,750, all of which were granted or paid to Mr. Rossi in the first quarter of 2005.

The foregoing has been furnished by the Compensation Committee

Harvey Rosenthal (Chairperson)
Lee T. Sprague
Robert J. Murray
Robert L. Rewey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until November 30, 2003, Thomas A. Wooters, Executive Vice President and General Counsel to the Company, was an attorney of counsel to Sullivan & Worcester LLP, the Company’s outside counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of March 11, 2005, with respect to the voting securities of the Company beneficially owned by: (1) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (2) each director or director nominee of the Company, (3) each of the Named Executive Officers and (4) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 11, 2005. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Ownership of Common Stock
Morgan Stanley	1,496,372	(1)	8.94%
Frontier Capital Management Co., LLC	1,286,280	(2)	7.68%
C. Michael Daley	942,546	(3)	5.46%
Wellington Management Company, LLP	889,100	(4)	5.31%
Capital Guardian Trust Co.	609,020	(5)	3.64%
Ronald J. Rossi	391,504	(6)	2.30%
Joseph F. Abely	324,161	(7)	1.91%
Lee T. Sprague	267,834	(8)	1.60%
William R. Duvall	208,954	(9)	1.23%
Peter Conner	208,759	(10)	1.23%
Kevin M. Mullins	204,500	(11)	1.21%
Robert J. Murray	87,500	(12)	*
Larry C. Renfro	87,000	(13)	*
Harvey Rosenthal	48,000	(14)	*
Donna M. Driscoll	15,293	(15)	*
John H. MacKinnon	20,500	(16)	*
Robert L. Rewey	10,500	(17)	*
Thomas Camp	57,835	(18)	*
Thomas A. Wooters	59,484	(19)	*
Keith Farris	55,121	(20)	*
Richard T. Riley	10,000		*
All Executive Officers and Directors as a group (16 People)	2,056,945	(21)	11.28%

*	Less than one percent (1%) of the outstanding Common Stock.

(1)	According to Amendment No. 3 to Schedule 13G, filed with the SEC on February 15, 2005, Morgan Stanley beneficially owns an aggregate of 1,496,372 shares and exercises sole voting and sole dispositive power with respect to 1,466,229 shares and shared voting and shared dispositive power with respect to 2,043 shares and Morgan Stanley Investment Advisors Inc. beneficially owns an aggregate of 781,500 shares and exercises sole voting and sole dispositive power with respect to 761,200 shares. Morgan Stanley filed solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley’s mailing address is 1585 Broadway, New York, New York 10036.

(2)	According to Amendment No. 7 to Schedule 13G, filed with the SEC on January 31, 2005, Frontier Capital Management Co., LLC. exercises sole voting and sole dispositive power with respect to 1,286,280 shares. Frontier Capital Management Co., LLC’s mailing address is 99 Summer Street, Boston, Massachusetts 02110.

(3)	Mr. Daley has advised the Company that he owns 367,546 shares of Common Stock. Mr. Daley also has the right to purchase 575,000 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of March 11, 2005 (“Currently Exercisable Options”). Mr. Daley’s mailing address is 60 Elm Street, Canton, Massachusetts 02021.

(4)	According to Amendment No. 4 to Schedule 13G, filed with the SEC on February 14, 2005, Wellington Management Company, LLP beneficially owns an aggregate of 889,100 shares and exercises shared voting power with respect to 535,600 shares and shared dispositive power with respect to 889,100 shares. Wellington Management Company, LLP’s mailing address is 75 State Street, Boston, Massachusetts 02109.

(5)	According to Amendment No. 8 to Schedule 13G, filed with the SEC on February 13, 2005, Capital Guardian Trust Company exercises sole voting power with respect to 428,520 shares and sole dispositive power with respect to 609,020 shares. Capital Group International, Inc. may be deemed beneficial owner of the securities beneficially owned by Capital Guardian Trust Company. Capital Group International, Inc. disclaims such beneficial ownership. Capital Guardian Trust Company’s mailing address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(6)	Includes 310,000 shares issuable upon exercise of Currently Exercisable Options.

(7)	Includes (i) 1,000 shares held jointly with Ann Abely and (ii) 250,955 shares issuable upon exercise of Currently Exercisable Options.

(8)	Includes 42,500 shares issuable upon exercise of Currently Exercisable Options.

(9)	Includes 196,750 shares issuable upon exercise of Currently Exercisable Options.

(10)	Includes 200,000 shares issuable upon exercise of Currently Exercisable Options.

(11)	Includes 197,500 shares issuable upon exercise of Currently Exercisable Options.

(12)	Includes (i) 45,000 shares held jointly with spouse and (ii) 42,500 shares issuable upon exercise of Currently Exercisable Options.

(13)	Includes 42,500 shares issuable upon exercise of Currently Exercisable Options.

(14)	Includes 37,500 shares issuable upon exercise of Currently Exercisable Options.

(15)	Includes 5,000 shares issuable upon exercise of Currently Exercisable Options.

(16)	Includes (i) 400 shares held jointly with spouse and (ii) 15,000 shares issuable upon exercise of Currently Exercisable Options.

(17)	Includes (i) 3,000 shares held in a trust of which spouse is trustee and beneficiary and (ii) 7,500 shares issuable upon exercise of Currently Exercisable Options.

(18)	Includes 50,835 shares issuable upon exercise of Currently Exercisable Options.

(19)	Includes 45,000 shares issuable upon exercise of Currently Exercisable Options.

(20)	Includes 48,121 shares issuable upon exercise of Currently Exercisable Options.

(21)	Includes 1,491,661 shares issuable upon exercise of Currently Exercisable Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and Nasdaq reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2004 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2004, except that Mr. Rossi reported in 2005 the purchase of 500 shares of Common Stock which he inadvertently failed to report on a timely basis in 2002.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors shall receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed c/o Clerk to 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090. The Nominating/Corporate Governance Committee shall receive these communications from the Secretary, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the Company’s 2006 annual meeting of shareholders must be received at the executive offices of the Company not later than December 15, 2005, and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by shareholders intended for presentation at the 2006 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting must be received at the executive offices of the Company no later than February 23, 2006 and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004 is being furnished to shareholders of record of the Company concurrently with this proxy statement. The Annual Report to Shareholders does not, however, constitute a part of the proxy soliciting material.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

By order of the Board,

THOMAS A. WOOTERS, Clerk

Appendix A

To amend the Articles of Organization of the Company by adding thereto the following new Article VI.F:

VI.F.

Any action that may be taken by the shareholders at a meeting may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Company for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Company as required by this section. Such consent shall be treated for all purposes as a vote at a meeting of shareholders.

A-1

Appendix B

To amend Article I, Section 9 of the Bylaws of the Company to read as follows:

9.

Action without Meeting.    Any action that may be taken by the shareholders at a meeting may be taken without a meeting, subject to the limitations and procedures specified in section 7.04 of Chapter 156D of the General Laws of Massachusetts and the Articles of Organization, if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Company for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Company as required by this section. Such consent shall be treated for all purposes as a vote at a meeting of shareholders.

B-1

Appendix C

To amend the LOJACK CORPORATION 2003 STOCK INCENTIVE PLAN as follows:

Section 5(b) shall be amended by adding the following sentence at the end thereof:

Once issued, an option shall not be amended without shareholder approval so as to reduce the exercise price except for adjustments specified in this Plan.

C-1

Appendix D

To amend the LOJACK CORPORATION 2003 STOCK INCENTIVE PLAN as follows:

Section 8 shall be amended to read as follows:

8.	SPECIAL BONUS GRANTS

In its discretion, the Committee may grant in connection with any NSO or Stock Grant a special cash bonus in an amount not to exceed the lesser of (a) the combined federal, state, and local income and employment tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of Stock Grant and the related special bonuses, or (b) thirty percent (30%) of the imputed income realized by the Optionee on account of such exercise or vesting and the related special bonus. The Committee may in its discretion estimate the amount of the tax liability described in clause (a) of the immediately preceding sentence, using formulae or methods uniformly applied to Optionees in similar circumstances, without regard to the particular circumstances of an individual Optionee. A special bonus shall be payable solely to federal, state, and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. A special bonus may be granted simultaneously with a related NSO Stock Grant or separately with respect to an outstanding NSO or Stock Grant at an earlier date. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that a Stock Grant with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting.

D-1

LOJACK CORPORATION
200 LOWDER BROOK DRIVE
SUITE 1000
WESTWOOD, MA 02090

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LJACK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Fix the number of directors at 9 and elect the following nominees as directors:			For All Nominees	Withhold For All	For All Except	If you do not wish these shares voted “For” a particular nominee, mark the “For All Except” box and write such nominee’s number(s) on the line below.
	Nominees:	01) Ronald J. Rossi 02) Joseph F. Abely 03) Lee T. Sprague 04) Robert J. Murray 05) Larry C. Renfro	06) Harvey Rosenthal 07) John H. MacKinnon 08) Robert L. Rewey 09) Richard T. Riley	¡	¡	¡

			For	Against	Abstain		For	Against	Abstain

2.	To approve a proposal to amend the Company’s Articles of Organization to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.		¡	¡	¡
6. To amend the Company’s Articles of Organization to eliminate the Series A Preferred Stock and all references as to its rights and privileges and to restore the 1,216,500 shares previously designated as Series A Preferred Stock to the status of authorized, undesignated Preferred Stock.
							¡	¡	¡

3.	To approve a proposal to amend the Company’s bylaws to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.		¡	¡	¡	7. To approve a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for 2005.	¡	¡	¡

4.	To approve a proposal to amend the LoJack 2003 Stock Incentive Plan to prohibit repricing of options without shareholder approval.		¡	¡	¡	8. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	¡	¡	¡

5.	To approve a proposal to amend the LoJack 2003 Stock Incentive Plan to eliminate provisions of the plan which would permit the Company to make loans to employees for the exercise of options.		¡	¡	¡

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.

For comments, please check this box and write them on the back where indicated.					¡

Please indicate if you plan to attend this meeting.			Yes	No
			¡	¡

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

Stockholder’s signature	Date	Co-owner’s signature	Date

PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 19, 2005

     The undersigned stockholder of LoJack Corporation, a Massachusetts corporation (the “Company”) hereby appoints Joseph F. Abely and Richard T. Riley (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 11, 2005, at the Annual Meeting of Stockholders of LoJack Corporation, to be held on May 19, 2005, at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the notice of Annual Meeting of Stockholders and Proxy Statement, dated April 14, 2005, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     The shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7 and in the discretion of proxies on Proposal 8 on the reverse side hereof.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

LOJACK CORPORATION
200 LOWDER BROOK DRIVE
SUITE 1000
WESTWOOD, MA 02090

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LJACK3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Fix the number of directors at 9 and elect the following nominees as directors:			For All Nominees	Withhold For All	For All Except	If you do not wish these shares voted “For” a particular nominee, mark the “For All Except” box and write such nominee’s number(s) on the line below.
	Nominees:	01) Ronald J. Rossi 02) Joseph F. Abely 03) Lee T. Sprague 04) Robert J. Murray 05) Larry C. Renfro	06) Harvey Rosenthal 07) John H. MacKinnon 08) Robert L. Rewey 09) Richard T. Riley	¡	¡	¡

			For	Against	Abstain		For	Against	Abstain

2.	To approve a proposal to amend the Company’s Articles of Organization to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.		¡	¡	¡
6. To amend the Company’s Articles of Organization to eliminate the Series A Preferred Stock and all references as to its rights and privileges and to restore the 1,216,500 shares previously designated as Series A Preferred Stock to the status of authorized, undesignated Preferred Stock.
							¡	¡	¡

3.	To approve a proposal to amend the Company’s bylaws to eliminate the unanimity requirement for actions to be taken by the shareholders by written consent.		¡	¡	¡	7. To approve a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for 2005.	¡	¡	¡

4.	To approve a proposal to amend the LoJack 2003 Stock Incentive Plan to prohibit repricing of options.		¡	¡	¡	8. To vote, in its discretion, upon any other business that may properly come before the Meeting and any adjournment.	¡	¡	¡

5.	To approve a proposal to amend the LoJack 2003 Stock Incentive Plan to eliminate provisions of the plan which would permit the Company to make loans to employees for the exercise of options.		¡	¡	¡

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.

For comments, please check this box and write them on the back where indicated.					¡

Please indicate if you plan to attend this meeting.			Yes	No
			¡	¡

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

Stockholder’s signature	Date	Co-owner’s signature	Date

INSTRUCTION CARD

DIRECTION GIVEN BY HOLDERS OF
EXCHANGEABLE SHARES OF LOJACK EXCHANGECO CANADA INC.
FOR THE MAY 19, 2005 ANNUAL MEETING
OF SHAREHOLDERS OF LOJACK CORPORATION

The undersigned, having read the Notice of Annual Meeting of Shareholders of LoJack Corporation (the “Company”) to be held on the 19th day of May 2005 at 10:00 a.m. (local time) at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the “Meeting”), the Proxy Statement dated April l, 2005, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated October 29, 2004, among LoJack Exchangeco Canada Inc. and the Trustee, as follows:

(Please note: if no direction is made and you sign below, the Trustee is hereby authorized and directed to vote for items 1 to 7 below and to vote in its discretion as to any other business that may properly come before the meeting.).

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE